Exhibit 99.4
PROMISSORY NOTE

$50,000,000.00                                  Tulsa, Oklahoma
                                     May 27, 2022

FOR VALUE RECEIVED, the undersigned (collectively, the "Borrowers") jointly and severally promise to pay to the order of U.S. BANK, N.A., or its successor or assigns (the "Lender"), in accordance with the terms of the Loan Agreement (as hereinafter defined), the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00), or so much thereof as has been advanced hereunder and remains unpaid, together with interest thereon at the rate or rates per annum as determined in accordance with the Loan Agreement (defined hereinafter), provided, however, that the rate of interest payable upon the indebtedness evidenced by this Note shall not at any time exceed the maximum rate of interest permitted under the laws of the State of Oklahoma for loans of the type and character evidenced by this Note.

Capitalized terms used herein and not otherwise defined have the meanings assigned to them in that certain Amended and Restated Loan Agreement dated as of November 24, 2021 (as amended, modified, supplemented or restated and in effect from time to time, the "Loan Agreement"), among the Borrowers, the Lenders from time to time party thereto and BOKF, NA dba Bank of Oklahoma, as Administrative Agent.

Interest on this Note shall be due and payable in accordance with the Loan Agreement. The unpaid principal balance of this Note, together with all unpaid interest accrued hereon, shall be due and payable in full on the Revolving Commitment Termination Date.
All payments under this Note shall be applied first to unpaid accrued interest and then to outstanding principal.

Upon the occurrence of any Event of Default specified in Section 7.01(f) of the Loan Agreement, the entire unpaid principal and accrued and unpaid interest hereunder and all other outstanding indebtedness evidenced hereby will become immediately due and payable, without notice or demand. If any other Event of Default specified in the Loan Agreement shall occur, the Lender may, at its option, without notice or demand, declare the entire unpaid principal and accrued and unpaid interest hereunder and all other outstanding indebtedness evidenced hereby to be immediately due and payable, whereupon the same shall become forthwith due and payable. Upon default in the payment of any amount of interest payable hereunder, such interest shall, to the full extent permitted by law, bear interest at the same rate as principal.

This Note is made, executed and delivered pursuant to the Loan Agreement and is one of promissory notes described therein. The Loan Agreement, among other things, contains provisions concerning acceleration of the maturity hereof upon the events, terms and conditions therein specified, and prepayment.

    Should the indebtedness evidenced by this Note or any part thereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings or this Note be placed in the hands of attorneys for collection after Default, the Borrowers agree to pay hereunder, in addition to the principal and interest due and payable hereon, reasonable attorneys' fees, court costs and other collection expenses incurred by the holder hereof.

To the extent any payment due hereunder is not paid within 10 calendar days of the applicable due date, the Borrowers shall pay to the Lender a late fee equal to 5% of the amount of the payment that was to have been made. The Borrowers agree that such late fee is reasonable compensation to the Lender for the acceptance and handling of such late payments.

The Borrowers hereby waive presentment for payment, demand, notice of nonpayment, protest and notice of protest with respect to any payment hereunder and agree to any extension of time with respect to any payment due hereunder and to the addition or release of any party liable hereunder. No delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of such rights.

Upon the occurrence of any Event of Default, the Lender shall have the right, immediately and without further action by it, to set off against this Note all money owed by the Lender in any capacity to the Borrowers or any guarantor, endorser or other person who is or may be liable for payment hereof, whether or not due, and also to set off against all other liabilities of the Borrowers or other such person to the Lender all money owed by the Lender in any capacity to the Borrowers or other such person; and the Lender shall be deemed to have exercised such right of setoff and to have made a charge against such money immediately upon the occurrence of such Event of Default even though such charge is made or entered into the books of the Lender subsequently thereto.

This Note and the indebtedness evidenced hereby shall be construed and enforced in accordance with and governed by the laws of the State of Oklahoma and is delivered to the order of the Lender in Tulsa, Oklahoma, by the undersigned duly authorized officer of the Borrowers.

[signature page follows]

    IN WITNESS WHEREOF, the Borrowers have executed and delivered this Note to the Lender on the date first above written.

BORROWERS:    AAON, INC., an Oklahoma corporation

    By: /s/ Rebecca Thompson
    Name:    Rebecca Thompson
    Title:    Chief Financial Officer & Treasurer

    AAON COIL PRODUCTS, INC., a Texas corporation

    By: /s/ Rebecca Thompson
    Name:    Rebecca Thompson
    Title:    Chief Financial Officer & Treasurer

    BASX, INC., an Oregon corporation

    By: /s/ Rebecca Thompson
    Name:    Rebecca Thompson
    Title:    Chief Financial Officer